                                                                   EXHIBIT 10.33

                                      LEASE

         TERRADEV JEFFERSON LLC                         LESSOR

         CHOLESTECH CORPORATION                         LESSEE
         dba WellCheck.com

                                TABLE OF CONTENTS

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

1.    PARTIES..................................................................................1

2.    PREMISES.................................................................................1

3.    TERM.....................................................................................1

4.    POSSESSION...............................................................................1

5.    RENTAL...................................................................................1

6.    LATE CHARGES.............................................................................2

7.    SECURITY DEPOSIT.........................................................................2

8.    SERVICES.................................................................................2

9.    INSURANCE................................................................................3

10.   REAL PROPERTY TAXES......................................................................4

11.   MAINTENANCE AND REPAIRS..................................................................5

12.   SIGNS....................................................................................6

13.   USE......................................................................................6

14.   ENTRY BY LESSOR..........................................................................7

15.   ELEVATORS................................................................................7

16.   CONDITION OF PREMISES....................................................................7

17.   COMPLIANCE WITH LAW......................................................................8

18.   DESTRUCTION OF PREMISES..................................................................9

19.   ASSIGNMENT AND SUBLETTING................................................................9

20.   SURRENDER OF LEASE......................................................................10

21.   DEFAULT.................................................................................10

22.   INSOLVENCY OR BANKRUPTCY................................................................11

23.   ALTERATIONS.............................................................................11

24.   INDEMNIFICATION OF LESSOR...............................................................12

25.   WAIVER OF CLAIMS AND LIMITATION OF LIABILITY............................................12

26.   WAIVER OF TERMS.........................................................................13

27.   HOLDING OVER............................................................................13

28.   ESTOPPEL CERTIFICATE....................................................................13

29.   TRANSFER OF LESSOR'S INTEREST...........................................................14

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
                               TABLE OF CONTENTS
                                  (CONTINUED)

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

30.   CONDEMNATION............................................................................14

31.   SUBORDINATION...........................................................................14

32.   SECURITY................................................................................14

33.   ATTORNEYS' FEES.........................................................................15

34.   NOTICES.................................................................................15

35.   LIENS...................................................................................15

36.   RECORDATION.............................................................................15

37.   RULES AND REGULATIONS...................................................................15

38.   QUIET ENJOYMENT.........................................................................15

39.   PARKING.................................................................................16

40.   CORPORATE AUTHORITY AND FINANCIAL.......................................................16

41.   GENERAL PROVISIONS......................................................................16

                                      LEASE

1.       PARTIES

         This Lease is made this 28th day of July, 2000 by TERRADEV JEFFERSON LLC, a California Limited Liability Company, hereinafter referred to as "Lessor" and CHOLESTECH CORPORATION, a California Corporation dba WellCheck.com, hereinafter referred to as "Lessee".

2.       PREMISES

         Lessor hereby leases to Lessee and Lessee hereby leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, that certain commercial space consisting of approximately 5,158 rentable square feet consisting of the ground floor and mezzanine at 331 Jefferson Street, Oakland, California, hereinafter referred to as the "Premises". Lessee's pro rata share of the rentable square feet of the Building wherein the Premises are located is calculated by dividing the rentable square feet of the Premises by the rentable square feet of the Building.

         Diagrammatic floor plans of the Premises are attached hereto as Exhibit "A" and incorporated herein by reference.

3.       TERM

         This Lease is for a term ("The Term") commencing on the earlier of 30 days after substantial completion of Lessor's Work constructed pursuant to Paragraph 16 hereof which is estimated to be September 1, 2000, or Lessee's occupancy of the Premises ("The Commencement Date") and ending on the last day of the sixtieth month thereafter. Once the Commencement Date and the last day of the term have been determined, Lessor and Lessee shall execute a memorandum confirming same.

4.       POSSESSION

         If Lessor, for any reason whatsoever, cannot deliver possession of the Premises to Lessee within sixty (60) days after the estimated completion of Lessor's Work, this Lease shall be void or voidable at the option of the Lessee, written notice of which shall be delivered to Lessor on such date; however, Lessor shall not be liable to Lessee for any loss or damage resulting therefrom.

5.       RENTAL

         All rent is payable in advance and is due on the first day of each calendar month, without deduction or offset at the address specified by Lessor. Partial months, whether at the commencement or termination of the Term, shall be prorated on a thirty (30) day basis.

         Upon execution of this Lease, Lessee shall pay to Lessor in advance the estimated first full months rent in the amount of $13,998.70 which will be credited to Lessee's account commencing on the Commencement Date, as hereinbefore defined. Minimum Monthly Rent during the first 12 full months following the Commencement Date shall be $2.70 per square foot of space as reasonably calculated by Lessors Architect.

         The initial Monthly Rent per square foot shall be subject to a four percent (4%) adjustment on the first day of the month twelve full months following the Commencement Date (the "Anniversary Date") and on each Anniversary Date of the initial term thereafter as follows: year 2 - $2.81; year 3 - $2.92; year 4 - $3.04; year 5 - $3.16.

6.       LATE CHARGES

         Monthly Rent shall be due and payable on the first day of each month during the Term of this Lease. Lessee acknowledges that late payment by Lessee to Lessor of Monthly Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any encumbrance and note secured by the Premises. Therefore, if any installment of rent due from Lessee is not received by Lessor on or before the fifth day of the month, Lessee shall pay to Lessor an additional sum of ten percent (10%) of the Monthly Rent as a late charge.

         The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessor. Acceptance of any late charge or late rent shall not constitute a waiver of Lessee's default with respect to the overdue amount, nor prevent Lessor from exercising any of the other rights and remedies available to Lessor.

7.       SECURITY DEPOSIT

         Lessor acknowledges receipt of the amount of $41,310.00 which Lessor is to retain as security for the faithful performance of all of the covenants, conditions and agreements of the Lessee under the Lease. In no event shall Lessor be obligated during the Term to apply all or any part of the same towards rents or other charges or for damages upon Lessee's failure to perform any of the covenants, conditions and agreements of the Lease.

         The security deposit, to the extent not used by Lessor, shall be returned to Lessee (without interest for the period said moneys were held by Lessor) after the Lessor receives possession of the Premises or Lessor shall notify Lessee of its disposition. Lessor's obligations with respect to the security deposit are those of a debtor and not a trustee.

         In the event that during the Term Lessor uses all or any portion of such security deposit to remedy any default of Lessee, Lessee agrees to redeposit the amount so used or applied within ten (10) days from the date of Lessor's demand therefore.

8.       SERVICES

         (a) Except as provided below, Lessee agrees to pay for utilities furnished to the Premises during the Term, including but not limited to electricity, gas, water, telephone service, janitorial service or any other services contracted for by Lessee. If the Premises are not separately metered, Lessee shall reimburse Lessor for Lessee's pro rata usage based on the ratio of the square footage of Lessee's Premises to the square footage of building served by the meter in question.

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
         (b) Lessor will provide space for Lessee to maintain a trash bin for normal office use in the designated common area of the Building. Lessee shall deposit and confine all trash and refuse of Lessee in the bin and pay for the removal thereof.

         (c) Lessee shall provide and maintain fire extinguishers in such numbers and locations specified by the insurance underwriters, the Oakland Fire department, and all applicable governmental regulations.

9.       INSURANCE

         (a) Lessee, at Lessee's sole expense, shall obtain, update and keep in force during the Term all-risk insurance policies providing the following coverage:

              (i) Standard fire insurance, with extended coverage, covering all of Lessee's fixtures, furniture, equipment, inventory, goods and other personal property on the Premises and also covering any of Lessee's leasehold improvements and alterations not constructed by Lessor pursuant to Paragraph 16, to the extent of at least eighty percent (80%) of the replacement value thereof;

              (ii) Commercial public liability and property damage insurance insuring against all claims, accidents injuries and damages or bodily injury to, and death of, persons, and for loss of, or damage to, property, arising out of the use, occupancy or maintenance of the Premises by Lessee, its employees, agents, representatives and invitees. Such insurance shall have liability limits of (i) not less than $500,000 per occurrence for bodily injuries or death and
(ii) not less than $500,000 per occurrence for property damage.

         (b) Policies or confirmation thereof, of insurance provided for herein shall be delivered to Lessor prior to the Lease Commencement Date and shall (i) be approved as to form and substance by Lessor, which approval shall not be unreasonably withheld, (ii) be issued by insurance companies which are qualified to do business in the State of California and which are rated A-VIII or better in the most currently available "Best's Insurance Reports", (iii) be issued in the name of Lessee and Lessor shall be named an additional insured for the mutual and joint benefit and protection of Lessor and Lessee as their interests may appear, provided, however, that Lessee's interest in any proceeds of a fire insurance or casualty policy shall be subordinate to Lessor's to the extent that any funds advanced by Lessor for Tenant Improvements shall not be fully repaid,
(iv) give Lessor thirty (30) days' prior written notice of any cancellation or lapse or any reduction in the amounts of insurance, and (v) contain an endorsement containing an express waiver of any right of subrogation by the insurance company against Lessor (whether Lessor is named as an insured or not). All public liability, property damage and other casualty policies provided for herein shall (i) contain a provision that Lessor, although named as an additional insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to Lessor or to Lessor's employees, agents, invitees, or representatives or to Lessor's property by reason of the negligence of Lessee or Lessee's employees, agents or representatives, and (ii) be written as primary policies, not contributing to, or in excess of, coverage which Lessor may carry.

         (c) Executed copies of such policies of insurance or certificates thereof shall be delivered to Lessor within ten (10) days after delivery of possession of the Premises to Lessee and thereafter renewal notices at least fifteen (15) days prior to the expiration of the term of such policy. If not so delivered, Lessor may, but shall not be required to, order such insurance and charge the cost thereof to Lessee, which amount shall be payable on demand.

         (d) No more than once every two years during the term hereof, Lessor may request that Lessee increase the limits of its public liability insurance to such limits as Lessor shall deem reasonably necessary.

         9.2 Lessor shall obtain and keep in force during the term hereof a policy or policies of insurance covering loss or damage to Lessor's buildings, providing protection against all perils included within the classification of fire, extended coverage, vandalism, and malicious mischief, such insurance to be in an amount of at least eighty percent of the replacement cost of Lessor's buildings, and to contain an agreed amount endorsement. Lessor shall also maintain commercial public liability insurance. Annually, Lessee shall reimburse Lessor by Lessee's pro rata share specified in paragraph 2 hereof of costs incurred by Lessor for Lessor's insurance provided pursuant to this paragraph.

         9.3 Any insurance carried by either party with respect to the premises and property or occurrences relating to them shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this lease to the contrary, waives any right of recovery against the other for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent that the injury or loss is covered by such insurance.

10.      REAL PROPERTY TAXES

         On April 1 and December 1 of each year during the Term, Lessee shall pay to the Lessor upon notice its pro rata share of the total Real Property Taxes upon the whole of the land and Building upon and within which the Premises are situate. Tenant's pro rata share is calculated by dividing the square foot area of the Premises by the total square feet of the Building as provided in paragraph 2. Lessee shall be solely responsible for any increase in taxes caused by an increase in assessed valuation due to work done, construction improvements made or equipment installed, by Lessee in the Premises at any time during the Term.

         The amount of Lessee's obligation under this paragraph for the first and last years of the Term shall be prorated in the proportion that the period this Lease is in effect during the tax year in which this Lease is in force bears to the full tax year.

         Lessee shall also pay, before delinquency any and all taxes levied or assessed and which become payable, during the Term upon Lessee's equipment, furniture, fixtures and other personal property located in the Premises. In addition to rental and other charges to be paid by Lessee hereunder, Lessee shall reimburse to Lessor, upon demand, any and all taxes, assessments or special assessments payable by Lessor (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, allocable to, or measured by or on the same percentage as the square foot area of the Premises bears to the square foot area of the entire Building including, without limitation, any gross income tax or excise tax levied by the State, any political subdivision thereof, or Federal Government with respect to the receipt of such rental; or (b) upon, or with respect to, the possession, leasing, operation, management, maintenance, alteration, repair, use of occupancy by Lessee of the Premises or any portion thereof; or (c) upon or measured by the value of Lessee's equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any leasehold improvements located in the Premises; or (d) upon this transaction or any document to which Lessee is a party creating or transferring an interest or an estate in the Premises. The term "Real Property Taxes" shall not include and Lessee shall not be required to pay any portion of any tax or assessment expense or any increase therein (a) levied on Lessor's rental income, unless such tax or assessment expense is imposed in lieu of real property taxes;
(b) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term; (c) imposed on land and improvements other than the Building; or (d) attributable to Lessor's net income, inheritance, gift transfer, or estate taxes.

         Lessor shall furnish copies of the tax bill for the year in question at Lessee's request.

11.      MAINTENANCE AND REPAIRS

         (a) Except as provided in paragraphs 18 and 30 hereunder, Lessor shall, at Lessor's sole cost and expense, keep and maintain, in good condition, the structural parts of the Building in which the Premises are located. As used herein, "structural parts" include only the foundations, bearing and exterior walls (excluding glass and doors), sub-flooring and roof and the unexposed plumbing and sewage systems, servicing the Premises. Notwithstanding any of the above, Lessee shall be liable for any damage to the structural parts or other parts of the Building which are caused by, or result from the acts or omissions of Lessee, its authorized agents, or representatives or employees or invitees.

         (b) Lessor shall maintain the common areas of the building including the landscaping and any HVAC, plumbing, or electrical systems serving the building as a whole as opposed to systems devoted exclusively to a particular tenant. Lessee shall reimburse Lessor its pro rata share of such common area expenses pursuant to Paragraph 1. Such common area expenses shall not include costs which could properly be capitalized under generally accepted accounting principles, except to the extent amortized over the useful life of the capital item in question.

         (c) Lessee shall, at Lessee's sole cost and expense, keep and maintain the Premises, and all improvements in or exclusively serving said Premises in good condition and repair. Lessor shall have no responsibility to maintain or repair the Premises unless any damage to said Premises are caused by (i) acts or omissions of the Lessor, or its authorized agents, representatives or employees, or (ii) Lessor's negligent failure to perform its obligations above stated.

         In the event Lessee fails to maintain and repair the Premises or fails to commence appropriate work within ten (10) days following notice from Lessor, Lessor may, at Lessor's option, cause the maintenance and repairs to be made and Lessee shall pay to Lessor the total cost thereof within ten (10) days of Lessor's written demand for said payment. Lessor may, at its discretion, determine that a particular needed repair constitutes an emergency. If Lessor determines that a repair is an emergency, Lessor shall make reasonable efforts to notify Lessee of said emergency condition and request immediate repairs. In the event that Lessor is unable to contact Lessee or Lessee fails to make said emergency repairs immediately upon the request of Lessor, Lessor may, in its discretion, cause said emergency repairs to be made and Lessee shall pay to Lessor the cost of said repairs within ten (10) days' written notice thereof. Nothing contained in this paragraph shall be construed to impose upon Lessor any obligation to make any emergency or non-emergency maintenance or repairs to said Premises.

12.      SIGNS

         At Lessor's cost, Lessor shall provide one door or wall sign to the Premises, said door or wall sign to include the street address. At Lessee's cost, Lessor will permit Lessee to install a sign on the exterior of the building. The location and design of the sign shall be subject to the requirements of the City of Oakland and Lessor's reasonable approval.

         Except as approved by Lessor, Lessee agrees that Lessee will not construct or place, or permit to be constructed or placed, signs, displays, advertisements, awnings, marquees, or other items on the exterior of the Premises, nor on the interior of the windows. Any signs, displays, advertisements, or decorations placed by Lessee without Lessor's prior written consent shall be removed within ten (10) days after receiving written notice from Lessor to remove same, Lessor reserves the right to enter the Premises and remove them at Lessee's expense.

         Any approved sign provided for or allowed herein to be installed by Lessee shall, unless otherwise agreed, be removed at the expiration or earlier termination of the Lease at Lessee's expense and Lessee shall repair any damage caused to the Premises resulting from such removal. If Lessee fails to do so, Lessor may cause such removal and repair on Lessee's behalf, at Lessee's expense.

13.      USE

         Lessee shall use the Premises for general offices, and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Lessor.

         Ingress and egress for the moving of office furniture, furnishings, equipment, file cabinets and supplies shall be a done in accordance with Building policy and with notification to Lessor.

         Lessee shall not do, or permit anything to be done, in or about the Premises therein which will in any way increase the existing rate of, or affect any fire or other, insurance coverage upon the Building or its contents, or cause cancellation of any insurance policy covering said Building or any part thereof or its contents. Lessee shall not do, or permit anything to be done in or about the Premises, including common areas, which will in any way obstruct or interfere with the rights of other Lessees or occupants of the Building or injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose. Lessee shall not cause, maintain or permit any nuisance or waste in, on or about the Premises.

         Lessee shall not use the Premises, or permit them to be used, for any auction, fire, liquidation, or bankruptcy sale.

         In the event of the Lessee's failure to comply with any provision in this paragraph, Lessor, at its option, may treat such failure as a breach of this Lease or require that Lessee pay for any increase in the rate of any insurance, or for any other damages, resulting from said failure to comply.



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

14.      ENTRY BY LESSOR

         Upon reasonable notice (24 hours except in case of emergency), Lessee will permit Lessor and his agents to enter into the Premises at all reasonable times to inspect them and to maintain the Building in which the Premises are situated, or to make repairs, alterations, or additions to any other portion of said Building. Lessor shall use reasonable efforts to minimize any disturbance to Lessee's business operations during any such entry. This entry shall be without any rebate of rent to the Lessee for any loss of occupancy or quiet enjoyment of the Premises thereby occasioned. The work to be performed by Lessor shall include the right to penetrate walls, floor and ceilings of the Premises if necessary for improvements or alterations or areas outside of the Premises. Lessor shall use reasonable efforts to confine such activities within the demising walls. If, however, it is impractical to confine such alterations to the demising walls, Lessor may invade the demised Premises to accomplish such work without abatement of rent so long as there is a reduction of no more than 2-1/2 square feet of floor area from the demised Premises. Such installations shall be concealed and made as inconspicuous as reasonably possible. Such penetrations shall be diligently and promptly repaired to its previous appearance and condition and shall not materially or unreasonably affect or interrupt the Lessee's conduct of business. Such installations shall be made in a workmanlike manner during normal business days and hours observed by local trades or crafts involved in such work and with minimum disruption of the Premises of Lessee.

         Lessor may also have access to said Premises to exhibit them during reasonable hours to prospective purchasers and tenants. Lessor reserves the right to place "For Sale" of Building (not business) signs on the Premises at any time during the Lease, or "For Lease" or "For Rent" signs on the Premises at any time within ninety (90) days of the expiration of the Lease.

         For each of the aforesaid purposes, Lessor and/or its agent shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Lessee's vaults and safes. Lessee shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises without prior written consent of the Lessor. If Lessor shall give its consent, Lessee shall in each case furnish the Lessor with a key for any such lock.

15.      ELEVATORS

         Not Applicable.

16.      CONDITION OF PREMISES

         As of the date of this Lease, Lessor is in the process of renovating and making additions to the building of which the Premises are a part. At Lessor's sole cost, the building and Premises will be provided with the following improvements referred to as "Lessor's Work": HVAC delivered to the open areas of the Premises and into toilet areas; exterior doors; guard rail on the mezzanine and stair; painted walls as shown on Lessor's floor plan; light fixtures based on Lessor's existing lighting plan which includes lights above and below the mezzanine; irregularities in floor to be filled pursuant to plans and specifications of Lessor's Architect and made ready for carpet; sound proofing of mezzanine to be accomplished by installation of pad and carpet; plumbing to kitchen to include single stainless steel sink, single lever faucet, and limited kitchen counter and under counter cabinets in melamine/Formica per Lessor's choice; 200 amp power panel; electrical lines/outlets provided per


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

Lessor's existing power plan; and an allowance for carpet and pad of $27.00 per square yard. Lessor shall complete Lessor's Work in a good and workmanlike manner and in compliance with all laws. Lessee's acceptance of the Premises shall not be deemed a waiver of Lessee's right to have Lessor at Lessor's expense repair any defects in Lessor's Work. Lessor represents as of the Commencement Date that the Premises will be in good condition and repair, the roof watertight and in good condition, and the electrical, mechanical, plumbing, HVAC and other systems serving the Premises will be in good condition and repair.

         In addition, Lessee shall improve the Premises pursuant to plans and specifications prepared by Lessee's Architect and approved by Lessor. Lessor shall provide a Tenant Improvement Allowance of Ten Dollars ($10.00) per square foot of Premises. The Tenant Improvement Allowance includes the charges of Lessee's architect, engineers, permits, as well as direct costs of construction. In the event Lessee employs consultants and contractors other than those retained by Lessor, any costs incurred by Lessor to review Lessee's Tenant Improvement plans shall be paid from the Tenant Improvement Allowance. Lessor will not assess any charge for its own personnel in reviewing such plans or inspecting the construction. Any costs in excess of $10.00 per square foot shall be paid by Lessee.

         By entry hereunder, excepting any "punchlist" items specified by Lessee, Lessee accepts the Premises as being in good and sanitary order, condition and repair. Lessee agrees on the last day of the Term, or sooner termination of this Lease, to surrender to Lessor the Premises in the same condition and state as when received, reasonable use and wear excepted, and to remove all of the Lessee's signs from said Premises.

17.      COMPLIANCE WITH LAW

         Lessee shall not use, nor permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or hereafter enacted or promulgated. Lessee shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations and requirements now or hereafter in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Lessee's improvements or acts. The judgment of any court of competent jurisdiction or the admission of Lessee in any action against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between the Lessor and Lessee.

         To the best of Lessor's knowledge, (a) no Hazardous Material is present in the Property or the soil, surface water, or groundwater thereof, (b) no underground storage tanks are present on the property, and (c) no action, proceeding, or claim is pending or threatened regarding the Property concerning any Hazardous Material or pursuant to any environmental law. Under no circumstances shall Lessee be liable for any losses, costs, claims liabilities and damages (including attorneys' fees and consultants' fees) of every type and nature, directly or indirectly arising out of or in connection with any Hazardous Material present at any time on or about the Property, or the soil, air, improvements, groundwater or surface water thereof, except to the extent that any of the foregoing actually results from the release or emission of Hazardous Material by Lessee or its agents or employees in violation of applicable environmental laws. "Hazardous Material" shall mean any material which is now or hereafter regulated by any governmental authority or which poses a hazard to the environment or human life.

18.      DESTRUCTION OF PREMISES

         In the event of a partial destruction of said Premises during the Term, from an insured cause, Lessor shall forthwith repair the Premises provided such repairs, in Lessor's sole opinion can be completed within ninety (90) days, such repairs to be made in accordance with the laws and regulations of State, Federal, County or Municipal authorities. Such partial destruction shall in no way annul or void this Lease, except that Lessee shall be entitled to a reduction of rent while such repairs are being made, in proportion to the square footage of the Premises which is rendered unusable by Lessee in the conduct of its business.

         If such repairs, in Lessor's sole opinion, cannot be completed in ninety (90) days or, if such partial destruction results from an uninsured cause, Lessor may, at its option repair the same within a reasonable time, not to exceed 180 days or Lessor and Lessee may mutually agree that Lessor may make such repairs within such greater period of time as Lessor and Lessee may designate, this Lease continuing in full force and effect and the rent to be proportionately reduced as said in the preceding paragraph.

         In the event that Lessor determines that such partial destruction cannot be repaired in ninety (90) days or if such partial destruction results from an uninsured cause and Lessor elects not to make such repairs, this Lease may be terminated at the option of either party. In the event that the Building in which the Premises are situated is destroyed to the extent of at least 33-1/3% of the replacement cost thereof, Lessor may elect to terminate this Lease, whether the Premises be injured or not. A total destruction of the Building in which the Premises may be situated shall terminate this Lease.

         If Lessor is required or elects to restore the Premises as provided in this paragraph, Lessor shall not be required to restore alterations made by Lessee including Lessee's Initial Tenant Improvements or Lessee's personal property, such items being the sole responsibility of Lessee to restore at Lessee's sole cost and expense.

         Lessee hereby waives any rights it may have to terminate this Lease pursuant to California Civil Code Sections 1932(2) and 1933(4), except as provided hereunder.

19.      ASSIGNMENT AND SUBLETTING

         Lessee shall not assign, mortgage or hypothecate this Lease, or any interest in this Lease, or permit the use of the Premises by any person or persons other than Lessee, or sublet the Premises, or any part of the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld. Any sublease rents in excess of the base rent reserved under this lease shall be divided 50% to Lessee and 50% to Lessor.

         Lessor's consent to any proposed assignment or subletting may take into account the financial worth and stability and the business experience of any proposed transferee.

         A transfer of this Lease from Lessee to a) a corporation into which Lessee is merged or consolidated or acquiring all of the property of Lessee and assuming all of Lessee's liability and the net worth of said corporation is equal or more than the net worth of Lessee at the time of commencement of this Lease, or b) a subsidiary of Lessee in which Lessee owns greater than fifty percent (50%) of the shares of such subsidiary, shall not constitute an assignment or sublease for the purposes of this Lease and shall not require Lessor's consent hereunder; however, Lessee agrees to give Lessor prompt written notice of any such transfer.

         Except as specified hereinabove, any attempted assignment or subletting without Lessor's prior written consent shall be void and shall, at the option of the Lessor, terminate this Lease. Consent by Lessor to any assignment or subletting shall not release Lessee from its primary liability under the Lease and Lessor's consent to one assignment, subletting or occupation or use by other parties shall not be deemed a consent to other subleases or assignments or occupation or use by other parties.

         Lessee immediately and irrevocably assigns to Lessor, as security for Lessee's obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted by this lease, and Lessor, as assignee, shall be the attorney-in-fact for Lessee to collect such rent and apply it towards Lessee's obligations under this Lease; except that, until the occurrence of an act of default by Lessee, Lessee shall have the right to collect such rent.

20.      SURRENDER OF LEASE

         The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to Lessor of any or all such subleases or subtenancies.

21.      DEFAULT

         The occurrence of any one or more of the following events in addition to those provided elsewhere in this Lease shall constitute a material default and breach of this Lease by Lessee:

         (a) The vacating or abandonment of the Premises by Lessee,

         (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of five (5) working days after written notice thereof from Lessor to Lessee.

         (c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in paragraph (b) above, where such failure shall continue for a period of thirty (30) days after written notice hereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said twenty-day period and thereafter diligently pursues such cure to completion.

         (d) In the event of any breach of this Lease by Lessee, then Lessor, besides other rights and remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the Premises. If the Lessor's right of re-entry is exercised following abandonment of the Premises by the Lessee, then Lessor may consider any personal property belonging to Lessee and left on the Premises to also have been abandoned, in which case Lessor may dispose of all such personal property in any manner Lessor shall deem proper and is hereby relieved of all liability for doing so.

         (e) If Lessee breaches this Lease and abandons the Premises before the end of the Term, or if Lessee's right to possession is terminated by Lessor because of a breach of the Lease, then in either such case Lessor may recover from Lessee all damages suffered by Lessor as the result of Lessee's failure to perform its obligations hereunder, described in Civil Code Section 1951.2, including, but not restricted to, the worth at the time of the award (computed in accordance with paragraph (3) of subdivision (a) of Section 1951.2 of the California Civil Code) of the amount by which the rent then unpaid hereunder for the balance of the Lease Term exceeds the amount of such rental loss for the same period which the Lessee proves could be reasonably avoided by Lessor, and in such case, Lessor, prior to the award, may relet the Premises for the purpose of mitigating damages suffered by Lessor because of Lessee's failure to perform its obligations hereunder; provided, however, that even though Lessee has abandoned the Premises following such breach, this Lease shall nevertheless continue in full force and effect for as long as the Lessor does not terminate Lessee's right of possession, and until such termination, Lessor may enforce all its rights and remedies under this Lease, including the right to recover the rent from Lessee as it becomes due hereunder.

22.      INSOLVENCY OR BANKRUPTCY

         Either (a) the appointment of a receiver to take possession of all of the assets of Lessee, or (b) a general assignment by Lessee for the benefit of creditors, or (c) any action taken or suffered by Lessee under any insolvency or bankruptcy act shall constitute a breach of this Lease by Lessee. Upon the happening of any such event, this Lease shall terminate immediately upon written notice of termination from Lessor to Lessee. Lessee shall not be deemed to be in default as a consequence of the filing of an involuntary bankruptcy petition, the appointment of a receiver, the attachment of any interest in the Lease or of Lessee's other assets or the exercise by any third party of any other remedy with respect to Lessee, Lessee's interest in the Lease, or Lessee's other assets, unless the petition, receiver, attachment or other remedy is not discharged within sixty (60) days.

23.      ALTERATIONS

         Alterations shall not be made to the Premises without the prior written consent of Lessor which may not be unreasonably withheld or delayed. Lessee shall provide to Lessor any proposed alterations in writing and, upon approval by Lessor, said written description of alterations shall be attached to this Lease as an exhibit. In the event Lessee makes any alterations to the Premises as provided in this paragraph, said alterations shall not be commenced until ten
(10) days after Lessor has received notice from Lessee stating the date the installation of the alterations is to commence so that Lessor can post and record an appropriate notice of non-responsibility.

         Any alterations made shall remain on and be surrendered with the Premises on expiration or earlier termination of the Term except that Lessor can elect at the time of approving such alterations to require Lessee to remove any alterations that Lessee has made to the Premises. If Lessor so elects, Lessee, at its sole cost and expense, shall restore the Premises to the condition and state it was in prior to said alterations. Lessee's movable furniture and trade fixtures shall not become part of the realty and shall not belong to Lessor in any event.

24.      INDEMNIFICATION OF LESSOR

         From and after the Commencement Date, Lessee shall indemnify, defend, protect and hold harmless Lessor from and against any and all claims arising from Lessee's use of the Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by the Lessee in or about the Premises, and shall further indemnify and hold harmless Lessor against and from any and all claims arising from any breach of default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any act, neglect, fault or omission of the Lessee, or of its agents or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in, connected with, or about such claims, actions or proceedings brought as a result, except to the extent arising out of the negligence or willful misconduct of Lessor or Lessor's employees or agents or contractors. In case any action or proceeding be brought against Lessor by reason of such claim, Lessee, upon notice from Lessor, shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor.

         The obligations of Lessee under this section arising by reason of any occurrence taking place during the term of this Lease shall survive the expiration on any termination of this Lease.

25.       WAIVER OF CLAIMS AND LIMITATION OF LIABILITY

         (a) Lessee, as a material part of the consideration to be rendered to Lessor, hereby assumes all risk of damage to the Premises or injury to persons in or about the Premises and waives all claims against Lessor for damages to goods, wares and merchandise, in upon or about the Premises and for injury to Lessee, its agents, employees, invitees, or third persons on or about the Premises from any cause excepting causes arising by reason of the intentional acts or negligence of Lessor, its agents or employees.

         (b) If Lessor is in default of this Lease, and as a consequence, Lessee recovers a money judgment against Lessor, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Lessor in the Building of which the Demised Premises are a part and out of rent or other income from such Building receivable by Lessor or out of the consideration received by Lessor from the sale or other disposition of all or any part of Lessor's right, title and interest in the Building.

         (c) Lessor shall not be personally liable for any deficiency, and if Lessor (or a successor Lessor against which action is brought) is a partnership or Limited Liability Company, the partners or members of Lessor shall not be sued or named as a party in any suit or action or service of process be made against any partner or member of Lessor except as may be necessary to secure jurisdiction of the partnership. No partner or member of Lessor shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any partner or member of Lessor.

         (d) Nothing contained within this paragraph 25 shall permit Lessor to make distribution of its rentals or other cash proceeds to its partners of shareholders (if any) at any date after Lessee's judgment has become final, no appeal being then pending and time for further appeal having passed unless and until the judgment owed to Lessee shall have been paid in full, and nothing herein shall prevent Lessee from taking such actions as may be permitted under law or in equity to recover any funds so disbursed by Lessor in violation of the provisions of this section.

26.      WAIVER OF TERMS

         The failure of Lessor to object to any breach of any term, covenant or condition by Lessee shall not be deemed to be a waiver of such term, covenant or condition. The subsequent acceptance of rent or other performance hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

27.      HOLDING OVER

         If Lessee should remain in possession of the Premises after the expiration of the Lease term and without executing a new lease, then such holding over shall be construed as a tenancy from month to month, subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy, except that the minimum monthly rent payable by Lessee to Lessor shall be 125% of the minimum monthly rent during the last year of the Lease Term.

28.      ESTOPPEL CERTIFICATE

         (a) Lessee shall, within ten (10) days after written notice from Lessor, execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of the Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

         (b) Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification, except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor's performance, and (iii) that not more than one month's rent has been paid in advance or at Lessor's option be considered by Lessor as a default by Lessee under this Lease.

         (c) If Lessor desires to finance or refinance the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender designated by Lessor such financial statements of Lessee as may be reasonably required by such lender. Such statements shall include the past three (3) years' financial statements of Lessee. All such financial statements shall be received in confidence and shall be used only for the purposes herein set forth.

29.      TRANSFER OF LESSOR'S INTEREST

         In the event of a sale or conveyance by Lessor of Lessor's interest in the Premises, other than a transfer for security purposes only, Lessor shall be relieved from and after the date specified in any such notice of transfer of all obligations and liabilities accruing thereafter on the part of Lessor. The Lessee's right of occupancy under this Lease shall not be affected by any such sale, and Lessee agrees to attorn to the purchaser or assignee.

30.      CONDEMNATION

         If any part of the Premises shall be taken or condemned for a public or quasi-public use, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor, and the rent payable hereunder shall be adjusted for the remainder of the Term in proportion to the number of square feet remaining after the condemnation to the number of square feet in the entire Premises at the date of condemnation. In any event, Lessor shall also have the option to terminate this Lease as of the date when title to the part so condemned vests in the condemnor. If a part or all of the Premises be taken or condemned, all compensation awarded upon such condemnation or taking shall go to the Lessor and the Lessee shall have no claim thereto, and the Lessee hereby irrevocably assigns and transfers to the Lessor any right to compensation or damages to which the Lessee may be entitled during the term hereof by reason of the condemnation of all, or part of the Premises.

         Each party waives the provisions of Code of Civil Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease in the event of a partial taking of the Premises for public use.

31.      SUBORDINATION

         This Lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust, or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. Notwithstanding the above, Lessees' Lease shall remain undisturbed.

32.      SECURITY

         Lessor shall have no obligation to provide policing or security to the common areas, Premises or the Building of which the Premises are a part. Lessor shall not be responsible for loss or damage to person or property for damages sustained by Lessee, its employees or business invitees. Lessee shall provide security protection within said Premises, at Lessee's option and at Lessee's sole expense but not without first providing written notice to Lessor.

33.      ATTORNEYS' FEES

         In the event of any legal action or proceeding between the parties hereto, reasonable attorneys' fees and expenses in any such action or proceeding shall be awarded to the prevailing party. Should Lessor be named as a defendant in any suit brought against Lessee in connection with or arising out of Lessee's occupancy hereunder, Lessee shall pay to Lessor Lessor's costs and expenses incurred in such suit, including reasonable attorneys' fees.

34.      NOTICES

         Any notices or demands to be given hereunder shall be given to Lessor at 650 Fifth Street, Suite 303, San Francisco, CA 94107 and to Lessee at 331 Jefferson Street, Oakland, California 94607. All notices or demands of any kind required or desired to be given by Lessor to Lessee hereunder shall be in writing and shall be deemed delivered forty-eight (48) hours after depositing the notice or demand in the United States mail, certified or registered, postage prepaid, or in the alternative, an express mail service which provides overnight delivery and a receipt of delivery, addressed to the Lessor or Lessee, respectively, at the addresses set forth in this paragraph.

35.      LIENS

         Lessee shall keep the Premises and the property in which the Premises are situated, free from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee. Lessee shall give ten (10) days' written notice to Lessor before commencing any alterations, repairs, or other work, or taking any other action, which might give rise to any lien against the Premises or property in which the Premises are situated, so as to give Lessor an opportunity to post and record an appropriate notice of non-responsibility.

36.      RECORDATION

         Lessee shall not record this Lease or short form memorandum hereof without the prior written consent of Lessor.

37.      RULES AND REGULATIONS

         Lessee shall faithfully observe and comply with any Rules and Regulations that Lessor shall from time to time promulgate. Lessor reserves the right from time to time to make all reasonable modifications to said rules. The additions and modifications to those rules shall be binding upon Lessee upon delivery of a copy of them to Lessee. Lessor shall not be responsible to Lessee for the nonperformance of any said rules by any other tenants or occupants.

38.      QUIET ENJOYMENT

         Lessor covenants and agrees with Lessee that upon Lessee paying rent and other monetary sum due under the Lease, performing its covenants and conditions under the Lease, Lessee shall and may peaceably and quietly have, hold and enjoy the Premises for the Term, subject, however, to the terms of the Lease and any of the aforesaid ground leases, mortgages, or deed of trust described above. Lessor will not be financially responsible for any damage caused to Premises by other Building tenants.

39.      PARKING

         Lessor shall provide Lessee with up to ten tandem parking spaces on a month to month basis on property leased by Lessor off premises. The charge per parking space is $90.00 per month. Lessor reserves the right to increase the parking charge after the first year to the then current building rate which shall be consistent with parking rates being charged in downtown Oakland. The parking charge will not increase more than once during a lease year.

40.      CORPORATE AUTHORITY AND FINANCIAL

         The Corporate Officer executing this Lease acknowledges he has the authority to bind the Corporation under this Lease.

         Lessee agrees to provide Lessor with the current Corporate Financial Statements and personal financial statements of Lessee upon request by Lessor.


41.      GENERAL PROVISIONS

         (a) Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and word "person" shall include corporation, firm or association. If there be more than one Lessee, the obligations imposed upon Lessee under this Lease shall be joint and several.

         (b) The headings or titles to paragraphs of this Lease are not part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

         (c) This instrument contains all of the agreements and conditions made between the parties of this Lease and may not be modified orally or in any other manner than by agreement in writing signed by all parties to this Lease.

         (d) Time is of the essence of each term and provision of this Lease.

         (e) Except as otherwise expressly stated, each payment required to be made by Lessee shall be in addition to and not in substitution for other payments to be made by Lessee.

         (f) The terms and provisions of this Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and permitted assigns of Lessor and Lessee under this Lease.

         (g) All covenants and agreements to be performed by Lessee under any of the terms of this Lease shall be performed by Lessee at Lessee's sole cost and expense and without any abatement of rent.

         (h) The rights, powers, elections and remedies of the Lessor contained in this Lease shall be construed as cumulative and none of them is or shall be considered exclusive and none of them is or shall be considered exclusive of any rights or remedies allowed by law, and the exercise of one or more rights, powers, elections or remedies shall not impair Lessor's right to exercise any other.

         (i) All sums required to be paid by Tenant under this Lease shall bear interest from the date due until paid at the greater of ten percent (10%) or the maximum rate an individual is permitted by law to charge.

         (j) If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         (k) Lessee acknowledges that it has had no contact or dealings regarding this Lease with any licensed real estate broker or other party who can claim a right to a commission or fee (other than Terranomics Development representing Lessor and Cornish and Carey representing Lessee), and Lessee agrees to indemnify, defend and hold harmless Lessor from any cost, loss or expense, including attorneys' fees and court costs, resulting from any claim for a fee or commission from a broker claiming to represent Lessee other than Cornish and Carey.

         (l) As used herein, rent shall mean all payments made pursuant to this Lease, including, but not limited to, minimum monthly rent, prepaid rent, security deposit, real property taxes and assessments, common area charges, operating costs, parking fees, insurance, utilities and all other charges payable by Lessee to Lessor.

         IN WITNESS WHEREOF, the parties set their signatures hereto as of the date stated hereinbelow.

LESSOR:                                   LESSEE:

TERRADEV JEFFERSON LLC                    CHOLESTECH CORPORATION
by TERRANOMICS, its Manager               dba WellCheck.com


by: /s/ Peter Morse                       by: /s/ Warren E. Pinckert II
   --------------------------------          ----------------------------------
   Peter Morse, Vice President               Warren E. Pinckert II